Exhibit 10.4

EXECUTION VERSION

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (this “Agreement”) is entered into as of the 10th day of April, 2024, by and between IMAC Holdings, Inc., a Delaware corporation with offices located at 3401 Mallory Lane, Suite 100, Franklin, Tennessee 37067 (the “Company”), and the investor signatory hereto (the “Investor”), with reference to the following facts:

A. Prior to the date hereof, the Company has issued to certain investors, including the Investor (the “Existing Investors”) (i) certain Series B-1 Convertible Preferred Stock, $0.001 par value and/or (ii) certain Series B-2 Convertible Preferred Stock, $0.001 par value (collectively, the “Existing Series B Preferred Shares”) and related warrants (the “Existing Warrants”) to purchase common stock, $0.01 par value of the Company (the “Common Stock”).

B. Prior to the date hereof, the Investor delivered one or more notices (the “Conversion Notices”) to the Company to effect the conversion, in whole or in part, of certain of the Existing Series B Preferred Shares of the Investor (the “Investor Preferred Shares”) into shares of Common Stock under the good faith belief that the Investor Preferred Shares were then eligible to be freely resold in reliance on the exemption from Rule 144 of the Securities Act of 1933, as amended (the “1933 Act”).

C. The Company subsequently informed the Investor that the Investor Preferred Shares were not eligible to be resold by the Investor pursuant to Rule 144 of the 1933 Act, the Investor withdrew the Conversion Notices and the Investor has made certain claims (the “Existing Claims”) for damages from trades made of shares to be issued under the Conversion Notices arising with respect to certain terms and conditions set forth in the certificate of designations with respect to the Investor Preferred Shares (the “Existing Certificate of Designations” and certain related Transaction Documents (as defined in the Certificate of Designations)).

D. Although the Company disputes the Existing Claims, the Company and the Investor desire to enter into this agreement pursuant to which (i) the Investor shall release all known and unknown claims against the Company and its Subsidiaries and certain related parties arising prior to the date hereof (including the Existing Claims), but excluding the Excluded Claims (as defined below), (ii) the Company shall pay to the Investor the cash amount set forth on the signature page of the Investor attached hereto (the “Settlement Amount”), contingent on such Settlement Amount being reinvested, in full, into the Company pursuant to the Securities Purchase Agreement attached hereto as Exhibit A (the “Securities Purchase Agreement”). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

E. The parties acknowledge and agree that the Investor has separately agreed to exchange all of its Existing Series B Preferred Shares and Existing Warrants into new securities of the Company in accordance with that certain Exchange Agreement attached hereto as Exhibit B (the “Exchange Agreement”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Release. Effective as of the date hereof:

(a) Release. The Investor, on behalf of itself, and its past and/or present, officers, directors, employees, predecessors, successors, assigns, affiliates, parents and subsidiaries (together, the “Investor Releasing Parties”) fully, irrevocably and generally releases the Company and its Subsidiaries and each of their past and present parents, subsidiaries, affiliates, successors, assigns, owners, officers, directors, trustees, shareholders, unitholders, members, partners, employees, contractors, agents, insurers, attorneys, investment bankers, advisors, auditors, accountants, partners, general partners, heirs, executors, administrators, and representatives (collectively the “Released Parties”), from any and all claims (whether direct, class, derivative, representative or otherwise), actions, suits, liabilities, damages (whether compensatory, punitive or otherwise), losses, costs, expenses, and rights and causes of action, known or Unknown Claims (as defined below) (including, without limitation, the Existing Claims), that they now have or have ever had or may ever have in the future, arising prior to the date hereof (including, without limitation, the Existing Claims and any other claim based upon, arising with respect to, or directly or indirectly relating to, as applicable, the Existing Series B Preferred Shares, the Existing Warrants and any documents or other agreement entered into with respect thereto arising prior to the date hereof) (the “Released Claims”), but excluding any claims arising on or after the date hereof pursuant to the Securities Purchase Agreement, the Exchange Agreement, the Registration Rights Agreement (as defined in the Securities Purchase Agreement) and any securities of the Company issued to the Investor with respect thereto (the “Excluded Claims”). For the avoidance of doubt, Excluded Claims shall also include claims to enforce this Agreement or for breach of this Agreement, the Securities Purchase Agreement, the Registration Rights Agreement and/or the Exchange Agreement and/or securities and/or claims exchanged for securities of the Company pursuant to the Exchange Agreement.

“Unknown Claims” means claims which the Investor Releasing Parties do not know or do or do not suspect to exist in their favor at the time of the release of the Released Claims, which, if known by them might have affected their release of the Released Claims, or might have affected their decision(s) with respect to this Agreement. With respect to any and all Released Claims, the Investor Releasing Parties stipulate and agree that they expressly waive, the provisions, rights, and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Investor Releasing Parties hereby further waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542. The Investor Releasing Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but expressly fully, finally and forever waive, compromise, settle, discharge, extinguish and release fully, finally and forever, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts, legal theories or authorities. The Investor Releasing Parties acknowledge that the foregoing waiver was separately bargained for and is an essential element of this Agreement.

2. Effective Time. This Agreement shall be effective upon the time of execution and delivery by the parties hereto of this Agreement.

3. No Consideration. The parties hereto acknowledge and agree that neither this Agreement, nor the Securities Purchase Agreement is contingent on the consummation of the transactions contemplated by the Exchange Agreement and no consideration has been provided to the Company with respect thereto.

4. Disclosure of Transaction. From and after the filing of the 8-K Filing (as defined in the Securities Purchase Agreement) with the Securities and Exchange Commission, the Company shall have disclosed all material, non-public information (if any) provided to the Investor by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby and pursuant to and the Pledge Agreement. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, relating to the transactions contemplated hereby and pursuant to the Transaction Documents (as defined in the Securities Purchase Agreement and the Exchange Agreement), shall terminate. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Investor shall not have (unless expressly agreed to by the Investor after the date hereof in a written definitive and binding agreement executed by the Company and the Investor), any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.

5. Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the Investor and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

IMAC HOLDINGS INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

Settlement Amount to be Reinvested in the Company:	INVESTOR:

By:
Name:
Title:

SCHEDULE A

Investor
Walleye Opportunities Master Fund Ltd
Kips Bay Select LP